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                                                                      EXHIBIT 23


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-74486) pertaining to the Physicians Health Services, Inc. 1992 Stock Option Plan, in the Registration Statement (Form S-8, No. 33-81196) pertaining to the Physicians Health Services, Inc. Pension Plan, and in the Registration Statement (S-8, No. 33-81142) pertaining to the Physicians Health Services, Inc. 401(k) Profit Sharing Plan and to the used of our report dated March 14. 1997, included in the Annual Report on Form 10-K of Physicians Health Services, Inc. for the year ended December 31, 1996, with respect to the consolidated financial statements and schedules of Physicians Health Services, Inc., as amended, included in this Form 10-K/A-2.



                                        /s/ Ernst & Young LLP

                                            ERNST & YOUNG LLP


Stamford, Connecticut
July 23, 1997